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                                                                    Exhibit 23.1

                   Consent of Independent Public Accountant




As Independent Certified Public Accountant, I hereby consent to the use of my report (and to all references to myself) included in or made a part of this Registration Statement, as amended.


                                 /s/ Martin A. Weiselberg
                                -------------------------
                                     Martin A. Weiselberg


New York, New York
April 8, 1999